UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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POWELL INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held February 29, 2008

To the Stockholders of Powell Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, February 29, 2008 at 11:00 a.m., Houston time, for the following purposes:

1. To elect two (2) members of the Company’s Board of Directors, with terms to expire in 2011; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The stock transfer books will not be closed. Stockholders of record as of the close of business on January 4, 2008 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ THOMAS W. POWELL
Thomas W. Powell
Chairman and Chief Executive Officer

Houston, Texas
January 11, 2008

POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

PROXY STATEMENT
January 11, 2008

Annual Meeting of Stockholders
February 29, 2008

SOLICITATION AND VOTING RIGHTS

The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, February 29, 2008 at 11:00 a.m., Houston time, at the principal executive offices of the Company at 8550 Mosley Drive, in Houston, Texas 77075, or at any adjournment thereof.

This Proxy Statement, proxy and the accompanying Notice of Annual Meeting, Annual Report to Stockholders and Form 10-K for year ended September 30, 2007, including consolidated financial statements, will be mailed to stockholders on or about January 14, 2008. The Board of Directors of the Company has fixed January 4, 2008, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 4, 2008, there were 11,239,666 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or “broker non-votes” are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called “broker non-votes.”

The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2011 will be elected as directors of the Company, class of 2011. Thus, abstentions and broker non-votes will have no effect on the election of directors. As to any other matters which may come before the meeting, broker non-votes will have the effect of negative votes as to any such other matters for which the broker is entitled to vote and no effect on those matters for which the broker is not entitled to vote.

The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the annual meeting of stockholders, the Company is required to send to each stockholder of record a proxy statement and annual report, and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of Common Stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 8550 Mosley Drive, Houston, Texas 77075 or by telephone at (713) 947-4422.

Beneficial Stockholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other stockholders of the Company who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify the Company or your nominee, as applicable, and the Company or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact the Company by mail at 8550 Mosley Drive, Houston, Texas 77075 or by telephone at (713) 947-4422.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The terms of two directors are scheduled to expire at the 2008 Annual Meeting or until their successors are duly elected and qualified under the Company’s bylaws. The terms of the remaining directors continue after the Annual Meeting. The Nominating and Governance Committee has nominated Eugene L. Butler and Ronald J. Wolny for election as directors with terms scheduled to expire in 2011 or until their successors are duly elected and qualified. Mr. Butler and Mr. Wolny currently serve as directors of the Company with terms scheduled to expire in 2008 or until their successors are duly elected and qualified. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

		Principal Occupation for Past		Director	Term
Name	Age	Five Years(1)	Offices Held With Company	Since	Expires

Thomas W. Powell	67	Chairman of the Board and Chief Executive Officer of the Company since November 1984	Director, Chairman of the Board and Chief Executive Officer(2)	1984	2010
Joseph L. Becherer	65	Senior Vice President, Eaton Corporation from September 1995 until his retirement in October 1997	Director	1997	2010
Stephen W. Seale, Jr.	68	Consultant, Professional Engineer	Director	1985	2009
Robert C. Tranchon	67	President and CEO, Reveille Technology since 1995; President, Chief Executive Officer, and Director of Ansaldo Ross Hill from 1997 to 2000	Director	2000	2009
James F. Clark	61	Vice President, Square D Corporation from 1989 until his retirement in December 2000	Director	2001	2009
Eugene L. Butler	66	Director and CFO, Deep Down, Inc. since June 2007; Managing Director, CapSource Financial from 2005 to 2007; Chairman of the Board, Intercoastal Terminal from 1991 to 2005	Director	1990	2008
Ronald J. Wolny	68	Vice President, Fluor Daniel, Inc. until his retirement in January 2003	Director	2001	2008

(1)	None of the corporations listed (other than the Company) is an affiliate of the Company.

(2)	Mr. Powell also served as President of the Company until February 23, 2007 and he serves as a director of each subsidiary of the Company.

Board Structure, Committee Composition and Meetings

As of the date of this Proxy Statement, the Board of Directors (“Board”) was comprised of seven members, divided into three classes as described under “Proposal No. 1 — Election of Directors” above. The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the corporate governance rules of The NASDAQ Stock Market.

The Board is comprised of a majority of independent directors. The Board has determined that Messrs. Joseph L. Becherer, Eugene L. Butler, James F. Clark, Stephen W. Seale, Jr., Robert C. Tranchon and Ronald J. Wolny are “independent” as such term is defined under the Marketplace Rules of The NASDAQ Stock Market, and that the members of the audit committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, or the Exchange Act, and as defined under the Marketplace Rules of The NASDAQ Stock Market. The Board based its determinations of independence primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

Four meetings of the Board of Directors were held during the year ended September 30, 2007. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served. It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on February 23, 2007, all of the Company’s directors at that date were present. Stockholders may communicate with directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to the members of the Board for their consideration.

The Company has established Corporate Governance Guidelines, which may be found on the Governance page of the Company’s website, www.powellind.com. The Corporate Governance Guidelines include the definition of independence used by the Company to determine whether its directors and nominees for directors are independent, which are the same qualifications prescribed under the Marketplace Rules of The NASDAQ Stock Market. Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings occur as an executive session without the management director in attendance in conjunction with regularly scheduled meetings of the Board throughout the year. Because the Chairman of the Board is also a member of management, the separate non-management sessions are presided over by an independent director elected by a majority of the non-management directors. If the non-management directors include directors who are not independent directors (as determined by the Board), because the Chairman of the Board is not an independent director, the independent directors’ separate session is presided over by an independent director elected by a majority of the independent directors.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained at the Investor Relations section of the Company’s website, www.powellind.com, or by written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075. The Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of its code of ethics that apply to the chief executive officer, chief financial officer or controller by posting such information on the Company’s website.

Communications with the Board of Directors

The Board of Directors, of which a majority are independent, has unanimously approved a process for stockholders, or other interested persons, to communicate with the Board of Directors. This process is located on the Governance page of the Company’s website, www.powellind.com. The relevant document is titled “Procedures for Communication with Directors.”

In addition, stockholders, or other interested persons, wishing to communicate with the Board of Directors for anonymous complaints about accounting, internal accounting control and auditing issues may call the Company’s toll-free governance hotline at 1-877-888-0002. The Audit Committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be passed on to the Board. Stockholders, or other interested persons, calling the hotline should provide a sufficiently detailed description of the nature of the matter that the person wishes to communicate with the Board, as well as a name, telephone number, email address, or other contact information so that the Company can either respond to the communication or obtain additional information about the matter.

Nominating and Governance Committee

The Board of Directors has a standing Nominating and Governance Committee comprised of Eugene L. Butler, James F. Clark and Ronald J. Wolny. The current members of the Nominating and Governance Committee are “independent” as that term is defined by Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market. The Nominating and Governance Committee proposes a slate of directors for election by the Company’s stockholders at each annual meeting and appoints candidates to fill any vacancy on the Board. The Nominating and Governance Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating and Governance Committee also recommends to the Board of Directors a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. During the year ended September 30, 2007, the Committee held two meetings. In December 2007, the Nominating and Governance Committee met and discussed the current director candidates, and recommended to the Board of Directors the reelection of the two candidates nominated above. A copy of the Nominating and Governance Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Nomination Process

The Nominating and Governance Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Governance Committee c/o the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, TX 77075 and should be accompanied by the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualifications of the nominee.

The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.

Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board of Directors by preparing a slate of candidates who meet the criteria for selection as a nominee and have any specific qualities or skills being sought based on input from members of the Board. When formulating its recommendations for potential Board nominees, the Nominating and Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants, or other advisors as the Nominating and Governance Committee or the Board may deem appropriate.

The Nominating and Governance Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Committee and the chief executive officer. Members of the Board also have an opportunity to interview qualified nominees. The Nominating and Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating and Governance Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating and Governance Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not previously received a stockholder recommendation for a nominee for director. The Nominating and Governance Committee is responsible for appointing new members to the Board to fill the unexpired term of a directorship vacated during the term.

As provided in the Company’s Bylaws, the Board is authorized to nominate and elect a new director when a vacancy occurs between annual meetings of stockholders. In the event of a vacancy on the Board between annual meetings of the Company’s stockholders, the Board may request that the Nominating and Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies. The Company’s Bylaws set the number of directors at seven but permit the Board to increase the number up to fifteen directors upon a resolution adopted by a majority of the Board. At present, the Company has seven directors and the Board has not taken action to add any additional directors. The Board is permitted by the Bylaws to fill existing or newly created directorship slots by a majority vote of the directors then in office.

Board membership criteria, which are disclosed in the Company’s Corporate Governance Guidelines on the Governance page of the Company’s website, www.powellind.com are determined by the Board, with input from the Nominating and Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and its business, the candidate’s commitments to the boards of other companies, and personal characteristics, such as integrity and judgment. Each

Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. It is the Board’s opinion that the qualification guidelines included in the Company’s Corporate Governance Guidelines are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Nominating and Governance Committee, upon its own recommendation and approval of the independent members of the Board of Directors, recommended that the Board nominate Eugene L. Butler and Ronald J. Wolny for re-election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2011 and has otherwise satisfied its responsibilities under its charter.

The Nominating and Governance Committee of the Board of Directors,

Ronald J. Wolny, Chairman
Eugene L. Butler
James F. Clark

Audit Committee

The Board of Directors has a standing Audit Committee comprised of Eugene L. Butler, Stephen W. Seale, Jr. and Robert C. Tranchon. The Board of Directors has determined that Mr. Butler is an independent director and qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee, which held five meetings during the year ended September 30, 2007, has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities regarding accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. It is the Board’s agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditors and management as their duties relate to financial accounting, reporting, and controls. The current members of the Audit Committee are “independent” as that term is defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules and also meet the Securities and Exchange Commission’s (“Commission”) requirements for audit committee member independence. All meetings of the Audit Committee were separate and apart from meetings of the full Board of Directors during fiscal 2007. A copy of the Audit Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations” and is also included as Appendix A to this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of three directors who are independent, as defined by the standards of the NASDAQ Stock Market. The Audit Committee assists the Board in overseeing matters relating to the Company’s accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements. The Audit Committee Charter is filed in this Proxy Statement as Appendix A.

The Audit Committee met five times during the year ended September 30, 2007. The Audit Committee reviewed with management and the Company’s independent registered public accounting firm the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended December 31, March 31 and June 30, 2007 prior to their being filed with the Commission and reviewed in a meeting held in fiscal 2008 the financial information for the fiscal quarter and year ended September 30, 2007, as filed with the Company’s Form 10-K for the year ended September 30, 2007.

The Company’s independent registered public accounting firm provided the Audit Committee with a written statement describing all the relationships between itself and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

The Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

With and without management present, the Audit Committee discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the Company’s September 30, 2007 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended September 30, 2007, and discussed them with management and the Company’s independent registered public accounting firm. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors,

Eugene L. Butler, Chairman
Stephen W. Seale, Jr.
Robert C. Tranchon

Compensation Committee

The Board of Directors has a standing Compensation Committee comprised of Joseph L. Becherer, Ronald J. Wolny and Robert C. Tranchon. The current members of the Compensation Committee are “independent” as that term is defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Compensation Committee, which held four meetings during the year ended September 30, 2007, provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each component plan in which officers and directors are eligible to participate. The Compensation Committee also administers the Company’s Stock Option Plan, Director’s Fee Program, Incentive Compensation Plan, Non-Employee Director Stock Option Plan and Non-Employee Director Restricted Stock Plan.

COMMON STOCK OWNED BY
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth as of January 4, 2008 (except as otherwise noted below), the number of shares of Common Stock owned by each person who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock:

	Amount and Nature
Name and Address	of Beneficial
of Beneficial Owner	Ownership		Percent of Class

Thomas W. Powell	2,928,168	(1)	26.1%
PO Box 12818 Houston, Texas 77217
Royce & Associates, L.L.C.	1,121,000	(2)	10.0%
1414 Avenue of the Americas New York, New York 10019
Bonnie L. Powell	828,469	(3)	7.4%
PO Box 112 Warda, Texas 78960
Charles Schwab Trust Company	552,123	(4)	4.9%
Trustee of the Powell Industries, Inc. Employee Stock Ownership Trust PO Box 1412 Austin, Texas 78767

(1)	Mr. Powell has sole voting power and sole investment power with respect to 2,656,312 of such shares, of which 581,500 are held directly, 78,720 are held by Mr. Powell’s IRA, 1,943,292 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell and 52,800 are shares subject to stock options which are exercisable within 60 days of January 4, 2008 by Mr. Powell. Also includes 267,360 shares held by the Thomas Walker Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Pruitt. Also includes 3,678 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan (see footnote (6) to this table) and 818 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company.

(2)	The shares set forth in the table reflect the number of shares owned as of September 30, 2007, based on a Schedule 13F dated November 6, 2007 filed by Royce & Associates, LLC. Royce & Associates, LLC owned beneficially 1,121,000 shares of the Common Stock of the Company.

(3)	The shares set forth in the table reflect the number of shares owned on January 31, 2004, based on a Schedule 13G dated February 12, 2004, filed by Bonnie L. Powell. Bonnie L. Powell owned beneficially 828,469 shares with shared dispositive power and shared voting power as to 345,500 of such shares.

(4)	The shares set forth in the table reflect the number of shares owned on February 6, 2007, based on a Schedule 13G dated February 6, 2007 filed by Nationwide Trust Company, FSB. Nationwide Trust Company, as previous Trustee for the Powell Industries, Inc. Employee Stock Ownership Trust (the “ESOP”), as directed by the administrative committee for the ESOP appointed by the Board of Directors of the Company, voted and disposed of shares not allocated to the accounts of participants, and voted allocated shares as to which no direction was received from the participant. Participants have the right to direct the voting and tender of shares allocated to their accounts. As of February 6, 2007, approximately 455,658 of the shares held by the ESOP were allocated to the accounts of participants.

The following table sets forth, as of January 4, 2008, the number of shares of Common Stock beneficially owned by each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group.

	Amount and Nature
	of Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class

Joseph L. Becherer	13,000	(2)(3)	*
Eugene L. Butler	14,500	(2)(4)	*
James F. Clark	11,000	(2)(5)	*
Milburn E. Honeycutt	161	(6)	*
Don R. Madison	27,099	(7)	*
Patrick L. McDonald	- 0	-	*
Thomas W. Powell	2,928,168	(8)	26.1%
Stephen W. Seale, Jr.	24,414	(2)(3)	*
Robert C. Tranchon	12,100	(2)(3)	*
Ronald J. Wolny	24,150	(2)(5)	*
All Executive Officers and Directors as a group (11 persons)	3,054,592		27.2%

*	Less than one percent (1%).

(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2)	Includes 3,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

(3)	Includes 6,000 shares subject to stock options which are exercisable within 60 days of January 4, 2008.

(4)	Includes 8,000 shares subject to stock options which are exercisable within 60 days of January 4, 2008.

(5)	Includes 4,000 shares subject to stock options which are exercisable within 60 days of January 4, 2008.

(6)	Includes 161 shares allocated to Mr. Honeycutt’s account in the ESOP (see footnote (5) to the preceding table).

(7)	Includes 26,400 shares subject to stock options which are exercisable within 60 days of January 4, 2008 and 699 shares allocated to Mr. Madison’s account in the ESOP (see footnote (5) to the preceding table).

(8)	See footnote (1) to the preceding table.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company.

Name	Age	Since	Position

Patrick L. McDonald(1)	54	2007	President and Chief Operating Officer
Don R. Madison(2)	50	2001	Executive Vice President and Chief Financial and Administrative Officer
Milburn E. Honeycutt(3)	44	2005	Vice President and Controller

(1)	Mr. McDonald was elected President and Chief Operating Officer of the Company by the Board of Directors at its February 23, 2007 meeting which election became effective on that date. Mr. McDonald had served as the general manager of the Company’s Electrical Power Products business in Houston since February 2006. He has 23 years of professional experience in the electrical business, including 22 years with Square D, now a part of Schneider Electric, between 1979 and 2001 and the past year with the Company. While at Square D, he held numerous leadership positions in the areas of finance, operations and product marketing and served as vice president of both the international and services divisions. Following his tenure at Square D, he continued his senior management career as president of Delta Consolidated Industries, a subsidiary of Danaher Corporation from 2001 to 2003. From 2003 until he joined the Company, Mr. McDonald was on sabbatical. Mr. McDonald holds a Bachelor of Science degree from Indiana University.

(2)	Mr. Madison was elected Executive Vice President and Chief Financial and Administrative Officer of the Company by the Board of Directors at its February 23, 2007 meeting which election became effective on that date. Mr. Madison had previously served as Vice President and Chief Financial Officer of the Company since October 2001.

(3)	Mr. Honeycutt was elected Vice President of the Company by the Board of Directors at its April 15, 2005 meeting which election became effective on that date. From October 2003 through April 2005, Mr. Honeycutt served as Vice President and Controller of Synagro Technologies, Inc. Prior to that, Mr. Honeycutt served in several capacities with Comfort Systems USA, Inc. including Senior Vice President of Finance, Operations, and Corporate Controller. Mr. Honeycutt joined Comfort Systems USA in June 1997.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophies and Objectives

The Company’s executive compensation programs reflect its culture and philosophy that executives are hired to devise and execute strategies that create long-term stockholder value consistent with our Company’s mission and are appropriately rewarded for doing so. The objectives of our executive compensation programs are 1) to attract and retain executives that possess abilities essential to the Company’s long-term competitiveness and success and 2) to support a performance-oriented environment.

The Company’s compensation program for executive officers is based on a few simple principles:

•	Pay competitively;

•	Design compensation programs that support achievement of both short and long term objectives.

The Company’s executive compensation programs reward decision-making that creates long-term stockholder value, including but not limited to:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team;

•	Specific objectives assigned to the chief executive officer;

•	Leadership; and

•	Presentations to financial investors.

Elements of Compensation

The Company’s executive compensation program is comprised of the following elements:

•	Base Salary

•	Short-term Cash Incentive Plan, or STIP

•	Long-term Equity Incentive Plan, or LTIP

•	Benefits and Certain Perquisites

Generally.  The Compensation Committee considers Company and individual-specific historical information and data derived from market sources, including the results of Watson-Wyatt’s broad survey regarding related-industry companies described under “Base Salary” below, as points of reference for the appropriate mix of compensation elements. To effectively attract, retain and incentivize the best possible executive talent, it is the Company’s opinion that an executive’s total potential compensation should be attractive, but not guaranteed. The total amount of cash compensation that our executives may earn is contingent upon the Company achieving certain performance measures that are established by the Compensation Committee.

Base Salary.  The Company pays base salary to executive officers in order to compensate them for day-to-day services rendered to the Company over the course of each year. Salaries for executive officers are reviewed annually by the Compensation Committee. In determining individual salaries, the Compensation Committee considers the scope of the executive’s job responsibilities, unique skill sets and experience, individual contributions, market conditions, current compensation as compared to the results of a broad survey of related-industry companies conducted by Watson-Wyatt, as well as the specific actions and strategic activities of such executive officer for the prior year and the financial plan of the Company for the coming year. In 2006, the Compensation Committee engaged Watson-Wyatt to provide a competitive study of our executive compensation as discussed above. The Compensation Committee took the study into account in determining salaries for 2007. In 2008, the Compensation Committee will supplement the report by referring to certain more current survey data available to the Company through third-party independent subscription sources or from the consultant, in order to support future base salary assumptions and continue to pay competitive base salaries.

Short-term Cash Incentive Plan.  The Company utilizes cash incentive pay in order to incentivize the achievement of specific operating results each year and to encourage short term performance. The methodology for determining annual cash incentive pay is identical for all of our named executive officers. The methodology provides for cash incentive payments comprised of two factors.

The first factor is the Company’s performance as determined by two measures: earnings per fully diluted share, or EPS, and the Company’s return on equity. The second factor is based on objectives set at the discretion of the Compensation Committee on an annual basis. These objectives can relate to the Company’s overall performance or to specific objectives for each named executive officer. These are described in more detail under the “Performance Evaluations” section. The Compensation Committee reviews the recommended cash incentive compensation potential of each executive officer and may revise, upward or downward, the threshold, target and maximum percentages of base salary that can be awarded based on these two factors.

The Compensation Committee has evaluated the foregoing potential cash incentive payments and has determined that, if one or more of these factors are achieved or exceeded, the cash compensation that our named executive officers can earn will generally equal the market median for total cash compensation obtained from the results of the Watson-Wyatt survey described in “Base Salary” above. If none of these factors are achieved, the potential total cash compensation will generally be less than such market median. Based on the day-to-day operating challenges confronted by the Company, it is the Compensation Committee’s opinion that these levels of potential total cash compensation are reasonable, competitive in the market place and in-line with the Company’s compensation philosophy and objectives.

Long-term Equity Incentive Compensation Plan.  It is the Company’s opinion that the interests of stockholders are best served when a portion of employee compensation is tied to equity ownership. Pursuant to the Company’s incentive compensation plan, as amended, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other equity-based awards. Historically, the Company has used either stock options or restricted stock awards as a means to incentivize long-term employment and performance and to align individual compensation with the objective of building long-term stockholder value.

The Compensation Committee’s practice is to make all annual compensation decisions, including approval of equity awards to named executive officers, at its regularly scheduled August meeting. These awards subsequently become effective upon the Board of Director’s approval of the Company’s annual operating plan, which occurs in a Board meeting that immediately follows the Compensation Committee’s meeting on the same or the following day. The Compensation Committee’s practice is to award options at an exercise price, and restricted stock awards and restricted stock unit awards based on the average of NASDAQ’s high and low price of the Company’s Common Stock on the effective date of the grant. The Board’s and the Compensation Committee’s August meetings, held in conjunction with the approval of the annual budget, in which grants are made to named executive officers usually around the beginning of the new fiscal year.

The Compensation Committee exercises discretion in determining the number and type of equity awards to be given to our named executive officers as long-term incentive compensation. In exercising its discretion, the Compensation Committee considers a number of factors, including individual responsibilities, competitive market data, stock price performance, and individual and Company performance. Subject to the express provisions of the incentive compensation plan and directions from the Board, the Compensation Committee is authorized, among other things, (i) to select the executives to whom equity awards will be granted; (ii) to determine the type, size and terms and conditions of equity awards, including vesting provisions and whether such equity awards will be time or performance based; and (iii) to establish the terms for treatment of equity awards upon a termination of employment. In setting individual awards for the annual grants made in 2007 and 2008, the Compensation Committee considered incentive levels that were recommended by the outside consulting firm in 2006. In August 2007, the Compensation Committee targeted a 100% allocation of the total long-term equity incentive value to be comprised of stock long-term performance-vesting restricted stock awards.

Restricted stock awards given to named executive officers in October 2006 and 2007 are dependent on 1) such officer’s continued service for three years following the award and 2) the Company achieving specified relative EPS performance objectives over such three-year period. Vesting of restricted stock units awarded in October 2007 occurs at the end of fiscal 2010.

Perquisites and Benefits.  The Company provides its named executive officers with a very limited number of perquisites that in the Company’s and the Compensation Committee’s opinion are reasonable and consistent with its overall compensation program, and necessary to remain competitive. The Compensation Committee periodically reviews the levels of perquisites provided to the named executive officers. Costs associated with perquisites provided by the Company are included in the footnote to the Summary Compensation Table appearing on page 20 of this proxy. Descriptions of these perquisites are provided below:

•	Use of a Company vehicle, for the chief executive officer, or a vehicle allowance, for the Company’s other named executive officers;

•	Supplemental life insurance; and

•	Estate planning services.

Defined contribution plans that are available to the named executive officers are also available to most U.S. salaried and management employees.

401(k) Plan.  Powell Industries, Inc. 401(k) Plan is a tax-qualified retirement savings plan in which most U.S. employees, including the named executive officers, are eligible to participate.

•	Participants may elect to make contributions on a pre-tax basis,

•	Participants may contribute up to 25 percent of their base salary STIP awards,

•	Contributions are limited by the tax code,

•	The Company matches 50 percent of the first 6 percent of pay that is contributed to the savings plan, and

•	All contributions vest immediately.

ESOP.  Powell Industries, Inc. Employee Stock Ownership Plan is a tax-qualified plan in which most U.S. employees, including the named executive officers, are eligible to participate.

Deferred Employees’ Compensation Plan.  The named executive officers are eligible to participate in the Powell Industries, Inc. Deferred Compensation Plan, which is a non-qualified, unfunded retirement savings plan. This plan provides the opportunity to increase deferrals of base salary and to elect deferrals of IC awards.

•	Participants can contribute up to 50 percent of their base salary and 100 percent of their STIP awards,

•	Base salary and STIP deferrals not eligible for an employer matching contribution, and

•	All contributions vest immediately

Supplemental Executive Benefit Plan.  Thomas W. Powell is covered by the Company’s Executive Benefit Plan. Pursuant to Mr. Powell’s Executive Benefit Agreement executed under such Plan, he is entitled to the following payments: (1) if he should die while in active employment with the Company, a lump sum benefit of $630,000 payable to his designated beneficiary; (2) upon normal retirement on or after age 65 and the completion of at least ten years of continuous employment, salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years; (3) upon termination of employment prior to qualifying for normal retirement but after attaining age 55 and the completion of at least ten years of continuous employment with the Company, the salary continuation payments payable upon normal retirement, reduced by 1/2% for each month prior to age 65 that employment is terminated, commencing on the later of the date of retirement or attainment of age 60; and (4) upon a sale of all or substantially all of the property and assets of the Company other than in the usual course of its business, or a merger of the Company wherein the Company is not the surviving corporation, and within two years thereafter Mr. Powell’s employment with the Company is terminated or he resigns following a change of his position to one of less responsibility, Mr. Powell would be entitled to receive salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years. If Mr. Powell entered into competition with the Company following termination or retirement described in (3) above, he would (a) forfeit all further payments if the competition occurred within 36 months following termination, or (b) not be entitled to any further payments until age 60, if the competition occurred after 36 months following termination. This Executive Benefit Plan, established in 1987, will be funded by life insurance proceeds.

Overall Compensation Objectives

Consistent with the Company’s compensation philosophy and objectives discussed above, it is the Compensation Committee’s opinion that its use of the three primary components of compensation described above provides competitive salaries, allows opportunities for significant cash incentive compensation to encourage short-term performance and establishes significant long-term equity incentive opportunities aligned with stockholder interests. The Company also adds value to the compensation package of its executives through certain perquisites.

Role of the Compensation Committee

The Compensation Committee regularly reviews the Company’s compensation practices, including the methodologies for setting senior management and officer salaries. The Compensation Committee also strives to make the Company’s compensation competitive by comparing the Company’s practices and compensation levels against the results of a broad survey of related-industry companies. However, the Compensation Committee has the flexibility to exercise its independent judgment when establishing compensation policies, especially when rewarding individual performance. The ratio of long-term incentive compensation to short-term incentive compensation should increase as salary grade levels increase. The Compensation Committee expects executives to focus on the Company’s long-term success. The compensation program is designed to motivate executives to take actions that are best for the Company’s long-term viability.

How the Company Determines Compensation for Executives

Performance Evaluation: Chief Executive Officer.  The Board evaluates the chief executive officer’s performance based on:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team.

•	Specific objectives assigned to the chief executive officer

•	Leadership

•	Presentations to Financial Investors

The Compensation Committee also reviews the information provided by the compensation consultant discussed below and then makes recommendations to the Board regarding the chief executive officer’s compensation based on the market comparison and performance assessment. The Board has the authority to exercise its discretion regarding the chief executive officer’s compensation. The Board, excluding the chief executive officer who is not present during these discussions, makes final decisions regarding the chief executive officer’s compensation.

Performance Evaluations: Named Executive Officers other than the Chief Executive Officer.  Each year the chief executive officer submits a performance assessment and compensation recommendation for each of the other named executive officers to the Compensation Committee. The chief executive officer also participates in the discussions with the Compensation Committee prior to their approval of compensation for such officers. The performance evaluation is based on factors such as:

•	Achievement of individual and the Company’s objectives

•	Contribution to the Company’s performance

•	Leadership accomplishments

The Compensation Committee also reviews the information provided by the compensation consultant and either approves or adjusts the chief executive officer’s recommendation. The committee has the authority to exercise discretion regarding individual performance awards.

Compensation Consultant

The Compensation Committee has the authority to directly engage independent consultants. On occasion, consultants have been used to provide advice and ongoing recommendations regarding executive compensation. In 2007, the Compensation Committee retained Watson-Wyatt to provide market information and analyses regarding base salary, short-term incentives, long-term incentives, executive benefits and perquisites. The Compensation

Committee also considered information provided by another consulting firm, but utilized the information from Watson-Wyatt in making its compensation decisions.

Retirement and Other Benefits

The chief executive officer receives the use of an automobile and the other named executive officers receive an automobile allowance. In addition, the chief executive officer has a supplemental retirement plan as described under “Savings Plans — Supplemental Executive Benefit Plan.”

Compensation Decisions in 2007

Chairman and CEO Compensation Decisions.  The chief executive officer is evaluated on company and individual performance metrics. In August 2007, the Compensation Committee reviewed with the Board of Directors its assessment of the degree to which Mr. Powell achieved the individual performance objectives as measured with respect to previously established goals. On the basis of that review by the Board it was noted that under Mr. Powell’s leadership, the Company:

•	Experienced year-to-year revenue growth in excess of 50%;

•	Initiated a succession plan that saw the creation of a new office of President and Chief Operating Officer and a new Executive Vice President and Chief Financial and Administrative Officer; and

•	Increased its backlog and its capacity to accomplish further growth.

In recognition of Mr. Powell’s strong performance, as evidenced by the Company’s record financial results, the Compensation Committee recommended a eight percent increase in Mr. Powell’s annual base salary, effective September 2007. The Compensation Committee also recommended a lump sum discretionary bonus because of Mr. Powell’s exceptional 2007 performance relating to the factors described under “Short-term Cash Incentive Plan” above and as demonstrated by the bulleted points above. The Board approved the increase and the bonus. Mr. Powell’s 2007 fiscal year compensation is disclosed in the Summary Compensation Table on page 20 of this proxy.

Other Named Executive Officers’ Compensation Decisions.  The chief executive officer presents to the Compensation Committee a performance evaluation of each of the other named executive officers. The focus of the evaluation for other named executive officers is based upon their respective areas of responsibility.

On February 23, 2007 the Board elected Mr. McDonald to the position of President and Chief Operating Officer and Mr. Madison to the position of Executive Vice President and Chief Financial and Administrative Officer. On this same date, the Compensation Committee approved base salary increases for both of these executive officers, effective March 2007. The Committee also approved the based salary increase of Mr. Honeycutt, effective April 2007. The committee approved lump sum discretionary bonuses for the executive officers named above based on their exceptional 2007 performances relating to the factors described under “Short-term Cash Incentive Plan” above. All compensation paid to or earned by the named executive officers in 2007 is disclosed in the Summary Compensation Table on page 20 of this proxy.

Change in Control

In addition to change in control provisions found in existing compensation plans which apply to all participants in those plans, the Company has an executive severance plan in which all named executive officers participate. However, the Board may terminate this executive severance plan in its sole discretion at any time.

In the event of a change in control, each named executive officer will receive their maximum payout factors for both LTIP and STIP. Additionally, all unvested stock options, SARs and restricted stock vest immediately. Stock options and SARs remain exercisable over the normal life of the grant. Change in control is defined as when one or more of the following occur:

•	Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors of the Company (the “Outstanding Voting Securities”);

•	the merger or consolidation of the Company with any other entity if any person or group of persons (as defined in Rule 13d-5), together with his or its affiliates, is the beneficial owner, directly or indirectly, of 35% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors;

•	Continuing Directors no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of directors who were members of the Board on the date hereof; or

•	The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

Additional change in control information is disclosed in the “Potential Payments Upon Termination of Employment or Change in Control” section on page 27 of this proxy.

Deductibility of Compensation

The goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), to the extent possible, with respect to long-term and short-term incentive programs to avoid losing the deduction for compensation in excess of $1,000,000 paid to any named executive officer. The Company has generally structured performance-based compensation plans with the objective that amounts paid under those plans are tax deductible and the plans must be approved by the Company’s stockholders. However, the committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives.

Executive Compensation Tables

2007 SUMMARY COMPENSATION

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation(1)	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($)	($)	($)	($)	($)

Thomas W. Powell,	2007	$491,666	—	—	—	$260,200	—	$68,984	$820,850
Chairman and Chief Executive Officer
Patrick L. McDonald,	2007	$161,120	—	—	—	$156,900	—	$20,934	$338,954
President and Chief Operating Officer
Don R. Madison,	2007	$246,735	—	—	—	$103,150	$45,694	$19,000	$414,579
Executive Vice President, Chief Financial and Administrative Officer, Secretary and Tresaurer
Milburn E. Honeycutt,	2007	$185,526	—	—	—	$80,000	—	$17,413	$282,939
Vice President and Controller of the Company
Mark W. Reid,	2007	$92,887	—	—	—	$—	—	$457,390	$550,277
Executive Vice President

(1)	The amounts in this column reflect:

•	Matching contributions allocated by the Company to each of the named executive officers pursuant to the Powell Industries, Inc. 401(k) Plan.

•	Automobile, fuel and insurance expenses on a Company-provided vehicle for Mr. Powell of $6,600, and automobile allowances for Messrs. McDonald, Madison, Honeycutt and Reid of $11,350, $11,500, $11,000 and $5,250, respectively.

•	Payment by the Company for financial and estate planning expenses and fees, including attorney fees, for Mr. Powell of $33,288.

•	Insurance premiums paid under life insurance policies for Mr. Powell of $21,596.

•	A severance payment to Mr. Reid of $450,000.

2007 GRANTS OF PLAN-BASED AWARDS

					All Other	All Other
					Stock	Option
					Awards:	Awards:
					Number of	Number of	Exercise or	Grant Date
					Shares of	Securities	Base Price	Fair Value
		Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	of Option	of Stock and
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	(#)	(#)	(#)	(#)	(#)	($ / Sh)	Awards ($)

Thomas W. Powell	2/23/2007	5,887	7,359	11,039				$234,458
	2/23/2007	11,774	14,718	22,077				$468,915
	2/23/2007	17,663	22,079	33,119				$703,437
Patrick L. McDonald	2/23/2007	1,387	1,734	2,601				$55,245
	2/23/2007	2,775	3,469	5,204				$110,522
	2/23/2007	4,163	5,204	7,806				$165,799
Don R. Madison	2/23/2007	1,544	1,930	2,895				$61,490
	2/23/2007	3,087	3,859	5,789				$122,948
	2/23/2007	4,631	5,789	8,684				$184,438
Milburn E. Honeycutt	2/23/2007	809	1,011	1,517				$32,210
	2/23/2007	1,618	2,022	3,033				$64,421
	2/23/2007	2,426	3,033	4,550				$96,631
Mark W. Reid		—	—	—				—

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
						Equity
						Incentive
					Equity Incentive	Plan Awards:
					Plan Awards:	Market or
					Number of	Payout Value
	Number of	Number of			Unearned	of Unearned
	Securities	Securities			Shares, Units	Shares, Units
	Underlying	Underlying			or Other	or Other
	Unexercised	Unexercised	Option		Rights That	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Thomas W. Powell	42,500	—	$17.85	4/30/2008
	35,200	8,800	$15.10	6/25/2010
	17,600	26,400	$18.44	6/24/2012
					11,774	$446,132
					17,663	$669,259
Patrick L. McDonald	—	—	$—		2,775	$105,152
					4,163	$157,744
Don R. Madison	10,000	—	$23.79	10/1/2008
	17,600	4,400	$15.10	6/25/2010
	8,800	13,200	$18.44	6/24/2012
					3,087	$116,974
					4,631	$175,476
Milburn E. Honeycutt	2,250	4,500	$18.44	6/24/2012
					1,618	$61,291
					2,426	$91,936
Mark W. Reid	—	—	$—		—	$—

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Thomas W. Powell	—	$—	7,000	$211,680
Patrick L. McDonald	—	$—	—	$—
Don R. Madison	—	$—	—	$—
Milburn E. Honeycutt	750	$9,053	—	$—
Mark W. Reid	—	$—	—	$—

2007 NONQUALIFIED DEFERRED COMPENSATION

Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions	in Last	Earnings	Withdrawals /	Balance at
	in Last Fiscal Year	Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal Year-End
Name	($)	($)	($)	($)	($)

Thomas W. Powell	$—	$—	$—	$—	$—
Patrick L. McDonald	$—	$—	$—	$—	$—
Don R. Madison	$72,073	$—	$45,694	$—	$304,191
Milburn E. Honeycutt	$—	$—	$—	$—	$—
Mark W. Reid	$—	$—	$—	$—	$—

Potential Payments Upon Termination or Change in Control

General

The Company does not have any special severance agreements or packages (such as golden parachutes) under which payments are to be made to any named executive officer. Potential payments to named executive officers may, however, be available under the terms of existing compensation and benefit programs in the case of 1) termination (including voluntary separation, termination for cause or long-service separation) or 2) a change in control of the Company. The terms applicable to these potential payments in various termination scenarios are discussed below.

Any payments that would be provided to a named executive officer under plans generally available to management employees similarly situated to the named executive officers in age, years of service, date of hire, etc. that do not discriminate in favor of the named executive officers (such as death and disability benefits, retiree medical and life insurance benefits) are not quantified in the following tabular information. The discussion below assumes that each named executive officer is eligible for benefits unless otherwise noted.

The following narrative and tabular information describes and quantifies certain payments and benefits that would become payable under existing plans and arrangements if the named executive’s employment had terminated on September 30, 2007. The information is provided relative to the named executive officer’s compensation and service levels as of the date specified. If applicable, they are based on the Company’s closing stock price on the specified date.

Terms of Potential Payments — Termination

The terms of potential payments to named executive officers in each of the following termination scenarios under existing compensation and benefit programs follows:

•	Voluntary Separation (resignation)

•	Termination for Cause (termination)

•	Long Service Separation (retirement)

Short-term incentive pay.  In the event of retirement at September 30, 2007, named executive officers would be eligible to receive the amount otherwise payable to them for the 2007 plan year under their applicable STIP. In the case of termination or resignation at September 30, 2007, the named executive officer would forfeit all short-term incentive pay. Potential amounts and assumptions regarding the short-term incentive pay are included in the Potential Payments table on page 27.

Long-term performance awards.  In the event of retirement at September 30, 2007, named executive officers would be eligible to receive amounts otherwise payable to them under the LTIP feature of the Company, 1996 Stock Option and Long-Term Incentive Plan (long-term plan). The named executive officers’ eligibility and award amount would be determined at the conclusion of the performance period, depending on the achievement of the established performance criteria. Potential amounts and assumptions regarding the short-term incentive pay are included in the Potential Payments table on page 27. These terms are applicable to all employees covered by the long-term plan.

Deferred compensation.  The Nonqualified Deferred Compensation Table on page 24 describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash performance awards by named executive officers. These plans do not provide for matching contributions by the Company.

Named executive officers are eligible to receive the amount in their deferred compensation account following termination under any termination scenario unless the named executive elects to further defer payment as permitted by the plans. The Nonqualified Deferred Compensation column of the Potential Payments table assumes the named executive officer terminated employment at September 30, 2007 with no further deferral of payments.

Severance pay.  Other than in accordance with the terms of existing compensation and benefit programs, no special severance payments will be made to any named executive officers.

Perquisites.  In the event of retirement, perquisites such as financial counseling or placement services may be provided to the named executive officer.

Terms & Potential Payments — Change in Control

Change in control provisions within our long and short-term plans generally provide for accelerated vesting and do not provide for extra payments. Potential payment amounts and assumptions are included in the Potential Payments table on page 27. These change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of termination of employment without cause or for good reason within 12 months following a change in control. The provisions are intended to ensure that executives evaluate business opportunities in the best interests of stockholders. The terms are applicable to all employees covered by these plans and there are no payments made for voluntary separation, resignation and termination for cause.

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

		Before Change	After Change
		in Control	in Control
		Termination w/o	Termination w/o
		Cause or for	Cause or for	Voluntary			Change in
Name	Benefit	Good Reason	Good Reason	Termination	Death	Disability	Control

Thomas W. Powell	Severence Pay	$1,500,000	$3,105,000	$1,500,000	$1,500,000	$1,500,000	$3,105,000
	Bonus Payment	$—	$1,605,000	$—	$—	$—	$1,605,000
	Stock Option Vesting Acceleration	$—	$714,032	$—	$—	$—	$714,032
	Stock Award Acceleration	$—	$851,291	$—	$—	$—	$851,291
	Health Care Benefit Continuation	$—	$38,372	$—	$—	$—	$38,372
	Tax Gross-up	$—	$3,140,181	$—	$—	$—	$3,140,181
Patrick L. McDonald	Severence Pay	$—	$840,000	$—	$—	$—	$840,000
	Bonus Payment	$—	$840,000	$—	$—	$—	$840,000
	Stock Option Vesting Acceleration	$—	$—	$—	$—	$—	$—
	Stock Award Acceleration	$—	$200,649	$—	$—	$—	$200,649
	Health Care Benefit Continuation	$—	$38,372	$—	$—	$—	$38,372
	Tax Gross-up	$—	$954,445	$—	$—	$—	$954,445
Don R. Madison	Severence Pay	$—	$810,000	$—	$—	$—	$810,000
	Bonus Payment	$—	$810,000	$—	$—	$—	$810,000
	Stock Option Vesting Acceleration	$—	$357,016	$—	$—	$—	$357,016
	Stock Award Acceleration	$—	$223,204	$—	$—	$—	$223,204
	Health Care Benefit Continuation	$—	$38,372	$—	$—	$—	$38,372
	Tax Gross-up	$—	$1,113,387	$—	$—	$—	$1,113,387
Milburn E. Honeycutt	Severence Pay	$—	$555,000	$—	$—	$—	$555,000
	Bonus Payment	$—	$555,000	$—	$—	$—	$555,000
	Stock Option Vesting Acceleration	$—	$87,525	$—	$—	$—	$87,525
	Stock Award Acceleration	$—	$116,942	$—	$—	$—	$116,942
	Health Care Benefit Continuation	$—	$38,372	$—	$—	$—	$38,372
	Tax Gross-up	$—	$672,849	$—	$—	$—	$672,849

Director Compensation

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2007.

2007 DIRECTOR COMPENSATION

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Joseph L. Becherer	$20,550	$60,440	$—	$—	$107,811	$—	$188,801
Eugene L. Butler	$30,400	$60,440	$—	$—	$—	$—	$90,840
James F. Clark	$17,100	$60,440	$—	$—	$—	$—	$77,540
Stephen W. Seale, Jr.	$21,500	$60,440	$—	$—	$—	$—	$81,940
Robert C. Tranchon	$22,700	$60,440	$—	$—	$—	$—	$83,140
Ronald J. Wolny	$21,200	$60,440	$—	$—	$—	$—	$81,640

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Only the directors who are not employees of the Company or any of its subsidiaries or affiliates, are entitled to receive a fee, plus reimbursement of out-of-pocket expenses for their services as directors. Our Chairman, who is also our employee, receives no additional compensation for serving as a director. For 2007, compensation for non-employee directors was comprised of the following components:

Quarterly Retainer:		$2,500
Board Meeting Fees:		$2,000
(For each meeting attended)
Committee Chairman Meeting Fees:	Audit	$2,500
(For each meeting attended)	Compensation	$1,250
	Nominating	$1,250
Committee Member Meeting Fees:	Audit	$1,200
(For each meeting attended)	Compensation	$800
	Nominating	$800

Restricted Stock:	2,000 Shares

In addition to the above, the Company reimburses expenses related to attendance of meetings to non-employee directors.

In 1993 the Company adopted the Powell Industries, Inc. Directors’ Fee Program, under which non-employee directors may defer receipt of directors fees to which they would otherwise be entitled and to have the deferred fees allocated to a shadow account as if they were invested in Common Stock of the Company on the date the fees were payable. Then upon expiration of the deferral period or the retirement or death of the director, payment will be made in the form of shares of Common Stock equal to the number of shares in their shadow account (plus any distributions on the Common Stock that were credited to the shadow account).

The stockholders voted at the March 16, 2002 meeting to approve the Non-Employee Director Stock Option Plan which superseded the 2000 Non-Employee Stock Option Plan adopted by the Board of Directors in 2000. The total number of shares of Common Stock reserved under the plan is 100,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the Company. No options to acquire shares of the Company’s Common Stock were issued this year. The Compensation Committee plans to terminate the Non-Employee Director Stock Option Plan after all outstanding options granted under it have been exercised or have expired.

The stockholders voted at the April 15, 2005 meeting to approve the Non-Employee Director Restricted Stock Plan. The total number of shares of Common Stock reserved under the plan is 150,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the Company. In accordance with the terms of the Plan, each non-employee director receives 2,000 restricted shares of the Company’s Common Stock annually at the regularly scheduled June Board meeting. This past June, each non-employee director was issued 2,000 such shares in accordance with the Restricted Stock Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussion referenced above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

The Compensation Committee of the Board of Directors,

Joseph L. Becherer, Chairman
Robert C. Tranchon
Ronald J. Wolny

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee are independent directors, and none of them are present or past employees of the Company. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of the Company’s executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board of Directors or the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the year ended September 30, 2007 were in compliance. However, the Form 4 filings for the fiscal 2006 restricted stock grant for each of the Company’s independent directors were not filed until fiscal 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the year ended September 30, 2007. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

For 2007 and 2006, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:

	PricewaterhouseCoopers
	2007		2006

Audit Fees	$1,303,140		$1,307,000
Audit-Related Fees	—		—
Tax Fees
Tax compliance services	87,500	(1)	93,250	(1)
Tax advisory services	2,800	(2)	2,500	(2)
All Other Fees	—		—
TOTAL	$1,393,440		$1,402,750

(1)	Tax compliance services relate to the preparation and filing of the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries.

(2)	Tax advisory services relate to consulting services with respect to matters involving tax authorities.

The Audit Committee approved all services rendered by the Company’s independent registered public accounting firm during the year ended September 30, 2007 and the eleven-month transition period ended September 30, 2006.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Committee or by the Committee Chairman on its behalf. As to any services approved by the Committee Chairman, the approval is reported to the Committee at the following meeting of the Committee.

OTHER MATTERS

As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of two directors of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

ANNUAL REPORT

An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended September 30, 2007 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2009 must be received at the office of the Secretary of the Company no later than September 13, 2008 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2008 Annual Meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by November 22, 2008. If such notice is received after November 22, 2008, then the notice will be considered untimely, and the Company is not required to present such business at the 2009 Annual Meeting.

All proposals must comply with applicable SEC regulations and the Company’s Bylaws as amended to date.

By Order of the Board of Directors

/s/  THOMAS W. POWELL
Thomas W. Powell
Chairman and Chief Executive Officer

Dated: January 11, 2008

APPENDIX A

AUDIT COMMITTEE CHARTER

WHEREAS, the Board of Directors of Powell Industries, Inc. has since its inception maintained a standing committee designated the Audit Committee, and

WHEREAS, it is the intent of the Board in recognition of its responsibilities to reaffirm and ratify the Statement of Duties and Responsibilities of the Audit Committee,

THEREFORE, BE IT RESOLVED THAT,

AUTHORITY

The Audit Committee is granted the authority and sufficient funding (i) to perform each of the specific duties listed under “Specific Duties” in this Charter, (ii) upon direction of the Board of Directors to investigate any activity of the Company and (iii) to engage independent counsel and other advisers, as it deems necessary to carry out its duties, without seeking Board approval. In addition, the Chairman of the Board may from time to time direct specific assignments to the Audit Committee. All employees and consultants are directed to cooperate as requested by members of the Committee to assist the Committee in fulfilling its responsibilities. The Committee shall notify the Board of Directors of any intent to retain independent counsel or other advisors, but shall have the sole authority to negotiate and approve the fees and retention terms thereof.

The specific duties of the Audit Committee are listed below; however, if extraordinary circumstances indicate a requirement for the Audit Committee to assume additional duties the Audit Committee has the full authority to act on its own authority.

RESPONSIBILITY

The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all subsidiaries and the sufficiency of the audits of all Company activities. It is the Board’s agent in ensuring the integrity of financial reports of the Corporation and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the Company’s independent registered public accounting firm, internal audit, and management as their duties relate to financial accounting, reporting and controls.

The Audit Committee is responsible for ensuring its receipt from the Company’s independent registered public accounting firm a formal written statement delineating all relationships between the firm and the Company, consistent with Independence Standards Board Standard No. 1, and that the Audit Committee is also responsible for actively engaging in a dialogue with the Company’s independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the firm and for taking, or recommending that the Board of Directors take, appropriate action to ensure the independence of the Company’s independent registered public accounting firm.

The Audit Committee is responsible for inquiring of management and determining that adequate internal control systems and policies are in place to control business and financial reporting risks.

COMPOSITION OF AUDIT COMMITTEE

The Audit Committee shall be composed of not less than three directors who are qualified and independent as such term is defined by applicable law and in the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and the listing requirements of The NASDAQ Stock Market (“NASDAQ”). Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise. Committee members shall not for the past three years have been employed by, or currently have a significant business relationship with Powell Industries, Inc., its executives or an affiliate of Powell Industries, Inc. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of common stock of the Company are traded.

Appointment to the Committee shall be made annually at the Board meeting following the Annual Shareholders’ Meeting. Appointments to the Committee and selection of the Committee Chairman shall be made by the Nominating Committee with approval by the Board and recorded in the Minutes of the Board of Directors. The Nominating Committee is responsible for filling committee vacancies which may occur during the course of the year.

MEETING

The Committee shall hold quarterly meetings and as many additional meetings as necessary to complete its assigned duties. The quarterly meetings are to be scheduled to review quarterly financial results and to review the quarterly reports prior to release.

ATTENDANCE

All members of the Committee should be present at all meetings. All members of the Board of Directors may attend any Audit Committee meeting. The Chairman may request that members of management, the Director of Internal Audit and representatives of the Company’s independent registered public accounting firm be present.

MINUTES

Minutes of each meeting will be prepared and distributed to all members of the Board of Directors. The permanent file of the Minutes will be maintained by the Secretary of the Corporation.

SPECIFIC DUTIES

The Audit Committee shall review and approve management’s recommended Annual Report to the Shareholders, annual and quarterly financial statements including all financial discussions and disclosures prior to filing with the SEC.

The Audit Committee shall exercise sole authority to appoint, terminate and compensate the Company’s independent registered public accounting firm, which shall report directly to the Committee.

The Audit Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer, shall perform an annual review of performance of the Company’s independent registered public accounting firm and report to the Board of Directors the performance of Company’s independent registered public accounting firm.

The Audit Committee shall approve in advance any non-audit services to be provided by the Company’s independent registered public accounting firm and adopt policies and procedures for engaging the Company’s independent registered public accounting firm to perform non-audit services.

The Audit Committee shall make an independent determination whether any professional services to be provided by the Company’s independent registered public accounting firm would adversely affect the independence of the firm and its ability to render impartial review and judgment.

The Audit Committee shall review the scope of the annual audit with the Company’s independent registered public accounting firm.

The Audit Committee shall determine by interview with the Company’s independent registered public accounting firm if there were restrictions imposed by management on the scope or conduct of any audit or examination.

The Audit Committee shall review with the Company’s independent registered public accounting firm any audit problems, difficulties or disagreements with management encountered in performing the services and the response of management.

The Audit Committee shall exercise sole authority to appoint, terminate and compensate the Company’s Director of Internal Audit, which shall report directly to the Committee. The Audit Committee shall review the appointment and replacement of senior internal audit personnel.

The Audit Committee shall review and approve the scope of the Company’s annual internal audit plan.

The Audit Committee shall determine by interview with the Director of Internal Audit if there were restrictions imposed by management on the scope or conduct of any audit or examination.

The Audit Committee shall review with the Director of Internal Audit any audit problems, difficulties or disagreements with management encountered in performing the audit and the response of management.

The Audit Committee shall review with the Director of Internal Audit the audit findings and managements response to reports issued by internal audit.

The Audit Committee shall review the appointment of employees and former employees of the Company’s independent registered public accounting firm to insure compliance with the Sarbanes-Oxley Act of 2002

The Audit Committee shall review with management, the Director of Internal Audit, and the Company’s independent registered public accounting firm Management’s Report on Internal Controls over Financial Reporting and the independent registered public accounting firm’s attestation of the report prior to filing with the SEC. This review will include any material weaknesses or significant deficiencies in the design or operation of the internal controls and any fraud involving management of other employees who have a significant role in the Company’s internal controls.

The Audit Committee shall review with the Company’s independent registered public accounting firm and management of the Company the disposition of material weaknesses or significant deficiencies in the design or operation of the internal controls previously disclosed to the Audit Committee.

The Audit Committee shall review with the Company’s independent registered public accounting firm the competence and adequacy of the financial, accounting, and internal control procedures of the Corporation and its subsidiaries. On the basis of this review the Audit Committee shall make recommendations to the Board for any changes which seem appropriate.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding the Company’s controls over financial reporting, accounting, and audit matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall consult with general counsel, management, and the Company’s independent registered public accounting firm to confirm compliance with public law and accounting practices relating to financial reports of the Corporation and its subsidiaries, the absence of conflicts of interest of directors and officers, and compliance with the provisions of the Foreign Corrupt Practices Act.

Annually, the Audit Committee shall review the scope and content of its charter and report the results of that review and any recommendations to the Board of Directors.

In its role as part of corporate governance, the Audit Committee is not expected to provide any expert or special assurances as to the Company’s financial statements or any professional certifications as to the work of management, internal audit or Company’s independent registered public accounting firm.

REPORTS

At each meeting of the Board of Directors the Committee Chairman shall present an oral report of activities and the status of any ongoing studies or investigations.

The Audit Committee shall prepare and approve an Audit Committee Report to be included in the Company’s Proxy Statement stating that it has satisfied the responsibilities under this Charter.

ANNUAL REVIEW

The Audit Committee shall include in its standing agenda for the February meeting (i) a self-assessment of skill requirements (including financial literacy and independence) and an assessment of its performance to confirm that it is meeting its responsibility under this charter. In assessing its performance, among other things, (i) the appropriateness of matters presented for information and approval, (ii) the sufficiency of time for consideration of agenda items, (iii) the frequency and length of meetings, and (iv) the quality of written materials and presentations. The results of such assessment and any skill enhancement plans or issues shall be reported to the Board of Directors.

BOARD ACTION

By motion unanimously approved, the Board of Directors adopted this Resolution on June 12, 2007.

ANNUAL MEETING OF STOCKHOLDERS OF POWELL INDUSTRIES, INC. February 29, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of the nominees listed below (except as indicated below) to 2. In their discretion with respect to (1) any other matters as may properly come the Board of Directors, class of 2011. before the meeting and any adjournment thereof, (2) approval of the minutes of NOMINEES: the prior meeting, if such approval does not amount to ratification of the action FOR ALL NOMINEES O EUGENE L. BUTLER taken at that meeting, (3) the election of any other person as a director if a O RONALD J. WOLNY nominee named above is unable to serve or for good cause will not serve, and (4) WITHHOLD AUTHORITY matters incident to the conduct of the meeting. FOR ALL NOMINEES If properly executed, this voting instruction will be voted as directed above. FOR ALL EXCEPT (See instructions below) IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 POWELL INDUSTRIES, INC. ESOP VOTING INSTRUCTION FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 29, 2008 THE VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Pursuant to the terms of the Powell Industries, Inc. Employee Stock Ownership Plan, you may direct the Trustee of the Plan as to how to vote the shares of common stock of Powell Industries, Inc. allocated to your account in the Plan. Please indicate your instructions and sign and date this card on the reverse side, and return this card in the envelope provided. (Continued and to be signed on the reverse side.) 14475

0 POWELL INDUSTRIES, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 29, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Thomas W. Powell and James F. Clark, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley, Houston, Texas, at 11:00 a.m., Central Standard Time, on February 29, 2008 at any adjournment thereof, as follows: (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF STOCKHOLDERS OF POWELL INDUSTRIES, INC. February 29, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20200000000000000000 6 022908 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of the nominees listed below (except as indicated below) to 2. In their discretion with respect to (1) any other matters as may properly come the Board of Directors, class of 2011. before the meeting and any adjournment thereof, (2) approval of the minutes of NOMINEES: the prior meeting, if such approval does not amount to ratification of the action FOR ALL NOMINEES O EUGENE L. BUTLER taken at that meeting, (3) the election of any other person as a director if a O RONALD J. WOLNY nominee named above is unable to serve or for good cause will not serve, and (4) WITHHOLD AUTHORITY matters incident to the conduct of the meeting. FOR ALL NOMINEES If properly executed, this voting instruction will be voted as directed above. FOR ALL EXCEPT (See instructions below) IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.